NEWS RELEASE
For immediate release                               Contact: Ron Dutt
                                                    Phone: (858) 509-9899
                                                    rdutt@solaintl.com


               SOLA Merger with Sun Acquisition, Inc. Consummated

SAN DIEGO, CA March 22, 2005- SOLA International Inc.(NYSE: SOL) today announced that it had completed its merger with Sun Acquisition, Inc., becoming an indirect, wholly-owned subsidiary of Carl Zeiss TopCo GmbH. As a result of the merger, each share of SOLA common stock outstanding immediately prior to the effective time of the merger was converted into the right to receive $28.00 in cash, without interest.

This press release includes forward-looking statements within the meaning of
Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are subject to various risks and uncertainties, many of which are beyond the control of SOLA. Actual results could differ materially from the forward-looking statements as a result of, among other things, the highly competitive nature of the eyeglass lens and coating industry; SOLA's need to develop new products; potential adverse developments in the domestic and foreign economic and political environment, including exchange rates, tariffs and other trade barriers and potentially adverse tax consequences; potential difficulties in staffing and managing foreign operations; and the other factors described in SOLA's filings with the Securities and Exchange Commission. The words "believe", "expect", "will", "anticipate", "estimate", "plan", "expectation", "intention", "intend", "guidance" and similar expressions identify forward-looking statements. SOLA undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SOLA designs, manufactures and distributes a broad range of eyeglass lenses, primarily focusing on the faster-growing plastic lens segment of the global lens market, and particularly on higher-margin value-added products. SOLA's strong global presence includes manufacturing and distribution sites in three major regions: North America, Europe and Rest of World (primarily Australia, Asia and South America) and approximately 6,600 employees in 27 countries servicing customers in over 50 markets worldwide. For additional information, visit the Company's web site at www.sola.com.